Exhibit 10.13

Confidential Treatment Requested by BitFuFu Inc. [***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

Hash Computer Server Cooperation Agreement

FUFU TECHNOLOGY LIMITED (the “Party A”), a company duly established and validly existing under the laws of the Hong Kong with its registration number 2999288.

Burdy Technology Limited (the “Party B”), a company duly established and validly existing under the laws of the Hong Kong with its registration number 3051740

Party A and Party B shall hereinafter collectively be referred to as the “Parties”, and individually as a “Party”. The parties confirm and agree that the terms agreed in this Agreement shall take effect since 1 January 2021.

Article 1 Business Cooperation

1.1 As agreed by both parties, Party B leases the HASH computer servers (hereinafter referred to as the “Servers”) to Party A. Party A, as the lessee, will display it on its platform and provide cloud computing power services to the users of Party A in the name of Party A.

1.2 Both parties agree that Party A will remotely invoke the Servers provided by Party B for Party A’s cloud computing power service operation, sales and promotion etc.

1.3 According to its own business plan, Party A shall propose Party A’s Server rental demand for the next quarter to Party B at least one month in advance before the end of every quarter; Meanwhile, Party B shall provide Party A with a list of Servers available for lease. After both Parties’ confirm and agree, they shall sign the Minimum Guarantee Commitment of lease amount for next quarter.

1.4 At the end of every month, Party A estimates the computing power quantity of the next month and make purchase order to Party B. Party B shall distribute the computing power to Party A in timely basis according to the estimated purchase number of Party A. The actual amount of rental Server and time shall be confirmed in writing by both parties at the beginning of next month.

1.5 The Server rental price and related services fee price under this contract fluctuate every, which shall be subject to price in the purchase order of the next [***] confirmed at the end of each [***].

1.6 Party A can adjust the pricing of its cloud computing power products on Party A’s platform in timely basis according to Party A’s own pricing model and considering the market price.

Article 2 Account Use and Information Submission

2.1 Both Party A and Party B promise to have the legal rights and capacity to conclude this agreement, and have the corresponding legal qualifications to sign and execute this contract, and are obliged to provide true, legal, accurate and effective information and data in accordance with relevant laws and regulations .

2.2 Party A and Party B shall abide by the principle of good faith, refrain from taking unfair competition behaviors during the transaction, not disrupting the normal order of online transactions, or engaging in acts that harm the legitimate interests of any third party.

2.3 Party B promises that the hash computer server and the hash computing services it rents or provides to Party A meet the requirements of Party A, and that the information, materials and implementations related to the service and server provided by Party B are in compliance with relevant laws. regulations, national mandatory standard requirements and this agreement.

2.4 Party B shall be responsible for the hash servers and hash computing services provided by Party B to Party A. If Party A’s losses are caused by the hash servers and hash computing services which were provided by Party B to Party A and if the losses are directly due to Party B’s fault, Party A shall be compensated by Party B.

2.5 Party B agrees and knows that the hash servers and hash computing services it provides and leases to Party A will be shown as products of Party A on Party A’s platform and subleted to end users in different countries and regions around the world.

2.6 Party B shall take necessary technical measures to ensure the normal operation of the server. Party B shall take remedial measures immediately if any security risks occur or may occur, including but not limited to physical security risks, information security risks, and network security risks, and shall inform Party A within 36 hours. Party B shall be liable for losses caused to Party A due to the occurrence of the aforementioned risks. However, Party B shall not be held responsible for the foregoing that is not directly caused by Party B’s fault (including but not limited to the fault of cloud service provider, hacker attack, power outage, etc.).

2.7 The actual computing power of the server provided by Party B is determined based on the third-party operating data (ie, the data provided by www.whattomine.com). The cryptocurrency output is subject to the data of “Ant Pool” (“Ant Pool” is a server equipment operating access platform, the website is: https://www.antpool.com/).

2.8 Normal service/normal operation is defined as that the server’s daily average computing power reaches 80% of the Computing Power Service Standard during the server rental period. The Computing Power Service Standard refers to the normal service which shall be provided by an unit server with the announced number of computing power during 7 days a week x 24 hours .

2.9 The actual daily computing capacity of the supercomputing server provided by Party B shall be more than 80% of the server capacity declared by the server manufacturer (specifically subject to the confirmation of the mine operation and maintenance supervision software). The supercomputer server should have strict network firewall settings, integal fire and disaster prevention facilities, and the active response of operation and maintenance personnel shall be ensured.

2.10 Party A has the right to initiate marketing activities or platform activities from time to time based on market demand and operating conditions.

Article 3 Rights and Obligations of Both Parties

3.1 Party A’s rights and obligations

3.1.1 If the hash computing services provided by Party B does not meet Party A’s standards or requirements, Party A has the right to require Party B to make rectifications within 48 hours before causing any loss. Otherwise, Party A has the right to unilaterally terminate this contract, and Party B shall compensate Party A for all direct losses arising therefrom.

3.1.2 Since Party B is the owner of the server that provides the hash computing service, Party B should bear the risk of damage to the server by no fault of Party A. Party B shall purchase insurance for the hash computer server to reduce the risk of damage or loss that may occur.

3.1.3 Party A guarantees that the settlement will be made to Party B as agreed. If Party A fails to settle to Party B before agreed timeline, Party B can notify Party A in writing to remind Party A to pay on time. If Party A fails to pay within 7 days after receiving Party B’s notification, Party A shall pay a daily penalty of 0.3‰ on the payable amount to Party B, and Party B shall have the right to terminate this contract if it still has not got the payment more than 15 days after the due date and require Party A to bear Party B’s losses.

3.1.4 Party A guarantees that it will not use Party B’s server to damage or attempt to disrupt network security (including but not limited to phishing, hacking, network fraud, website or space containing or suspected of spreading: viruses, Trojan horses, malicious code, and through virtual servers Suspected attacks on other websites and servers (such as scanning, sniffing, ARP spoofing, DDoS, etc.) will not engage in acts prohibited by the local law, otherwise if Party B suffers losses, Party A shall compensate.

3.1.5 During the period of contract terms, any use of Party B’s name for external publicity should be approved by Party B in advance in writing.

3.2 Party B’s rights and obligations

3.2.1 Party B shall appoint a special person to cooperate with Party A to carry out debugging work such as the interface of the relevant server according to the requirements of Party A.

3.2.2 Party B guarantees that the hash computer servers to be rented out are with legal rights and interests, and that Party B has complete and legal rights to use it.

3.2.3 In order to ensure the use of servers, Party B shall provide at least additional backup servers which amounts to 20% of the number of demanded servers. Both of the list of servers to be rented and a list of backup servers shall be submitted to Party A for Party A’s record. According to the stability of computing power, the two parties can negotiate and adjust the number of backup servers.

3.2.4 Party B ensures that the server provides continuous and stable services. When the duration of a single interruption exceeds 0.5 hours, Party B shall notify Party A in time. If the leased server cannot provide normal services, and the backup server cannot provide continuous normal service for less than or equal to 5 days, Party B can extend the normal service time Compensation; if more than 5 days, Party B can compensate by extending the normal service time or refund to Party A the service fee for abnormal service hours (the specific amount is subject to Party A’s confirmation) and shall compensate Party A for the damage caused direct losses, except those caused by third parties.

3.2.5 Party A is responsible for providing, packaging, leasing, sales, communication and other activities with Party A’s platform users. In addition to Party B’s responsibilities and obligations agreed in this agreement, Party B shall not bear any obligations and compensation liabilities for Party A’s platform users.

Article 4 Settlement rules and payment plan

4.1 Settlement rules:

4.1.1 The settlement cycle is: every natural month when the leasing transaction occurs.

4.1.2 Reconciliation and Settlement: both parties check the quantity of computing power actually used in the previous month at the beginning of each month and calculate the amount to be settled in the previous month according to the actual amount of computing power confirmed by both parties and the purchase unit price agreed according to article 1.5 of this contract. After the end of each quarter, if the total amount of the actual settlement of the quarter is lower than the minimum guaranteed commitment as agreed in Article 1.3 of this agreement, the difference shall be compensated to Party B. If the actual settlement amount is higher than the guaranteed minimum commitment amount, the actual settlement amount shall prevail.

4.1.3 Minimum Guarantee: according to the agreed settlement rules as mentioned in 4.1.2, Party B shall issue a bill and invoice to Party A to charge the difference between the minimum guarantee commitment and the actual settlement payment, and Party A shall complete the payment to Party B within the agreed time, or two parties can reach an agreement after negotiation.

4.1.4 Payment: Within 10 working days after Party A and Party B have completed the monthly reconciliation and issued an unanimous invoice, Party A shall pay the settlement amount payable to Party B. If Party A has paid the advance payment to Party B, it shall be deducted from the advance payment.

4.2 payment method

Party A shall pay the hashrate lease fee and relevant expenses to Party B’s account as agreed in this agreement.  If Party B fails to notify Party A of the account change 10 days in advance, all losses arising therefrom shall be borne by Party B itself.

4.3 Both parties’ accounts

Party B designates payment methods as:

Cryptocurrency address: TRC20: [***]

ERC20: [***]

4.4 If it involves invoice matters, Party B shall issue it as required by Party A.

Article 5 Breach of contract

5.1 After the signing of this agreement, except for force majeure, any party’s failure to perform or fail to promptly or improperly perform any of its obligations under this agreement, or breach of any statement, guarantee or undertaking made by it under this agreement, shall constitute its breach of contract, and shall bear the liability for breach of contract in accordance with the law, including reasonable expenses such as attorney fees, arbitration fees, and travel expenses.

5.2 If this agreement is not effective, invalid or can not be performed due to legal or policy restrictions, or fails to obtain the approval of internal authorities or relevant government departments, etc., this agreement will not be deemed as a breach of contract by either party, and Party B needs to return the settlement of the non-performing part according to the service completion degree.

Article 6 Term of Contract and Termination Clause

6.1 This contract will take effect after being signed and stamped with an official seal or a special seal for the contract. This contract is valid for 2 years. The period of the hash computing power server rental and services provided by Party B to Party A shall not be longer than the term of this agreement.

6.2 After the contract expires, if both parties have no objection, the contract period can be extended, and the term of extensions is unlimited. Three months before the expiration of the contract, if the two parties cannot reach an agreement after negotiation, this contract shall be terminated after the expenses have been settled.

6.3 In the event of any of the following matters in this contract, the opposite party has the right to unilaterally issue a notice of contract termination via WeChat, work email, SMS, written form, etc., subject to the following provisions in this article, from the date of delivery of the contract termination notice. If this contract is terminated due to the following matters, and both parties need to complete settlement and other relevant procedures within 5 days from the date of termination of the contract:

6.3.1 Bankruptcy, reorganization, cancellation, revocation of business license, merger, dissolution, etc. of either party;

6.3.2 A serious breach of contract by either party results in the substantial inability to perform this contract;

6.3.3 Due to changes in the situation caused by policies, markets, and professional market conditions, the continued performance of the contract will cause losses or there is no need for actual performance.

6.3.4 Party A believes that continued cooperation will not produce good benefits.

Article 7 Dispute Resolution

7.1 The establishment, entry into force, performance, interpretation and dispute resolution of this contract shall be governed by the laws of Hong Kong (excluding conflict of laws).

7.2 In the event of any dispute, dispute or claim arising from or related to this agreement or its breach, termination or validity (hereinafter referred to as the “dispute”), the two parties shall negotiate and resolve it amicably; if the negotiation fails, either party may dispute or dispute are submitted to the Hong Kong International Arbitration Centre (Hong Kong International Arbitration Centre, HKIAC) for arbitration. The arbitration award is final and binding on both parties.

Article 8 Force Majeure

8.1 In case of force majeure, any party is unable to perform this contract in whole or in part or delays the performance of this contract, it shall notify the other party of the event in writing within five days from the date of the force majeure event, and submit the certificate leading to its inability or delay in performing the contract in whole or in part to the other party within 20 days from the date of the occurrence of the event.

8.2 In the event of a force majeure event, the party suffering from the force majeure may suspend the performance of its obligations under this agreement within the delay period caused by the force majeure, which shall not be regarded as a breach of contract. The party suffering from force majeure shall take all necessary measures to reduce losses and resume the performance of this contract immediately after the incident is eliminated, unless the performance of this contract is no longer possible or unnecessary. If Party A determines that the performance of this contract is impossible or unnecessary, Party B shall refund to Party A the unexpended lease expenses and other expenses required by Party A within 15 days.

8.3 The term “force majeure” in this article refers to objective events that cannot be foreseen, avoided or overcome, including natural disasters such as floods, volcanic eruptions, earthquakes, landslides, fires, storms and severe weather, as well as social abnormal events such as wars and strikes. , Unrest, etc., as well as government actions such as government intervention, restrictions, prohibitions, etc.

Article 9 Confidentiality

9.1 Party A and Party B are responsible for each other’s confidentiality, that is, under any circumstances, under any conditions, and at any time, the information and materials provided between the parties and the specific content of this contract shall not be leaked, publicized, notified, or communicated to any third party. . If either party violates confidentiality obligations and causes losses to the counterparty, the breaching party shall bear full responsibility to the counterparty and compensate all direct and indirect losses.

Article 10 Interpretation of the contract and application of law

10.1 The invalidation of individual clauses of this contract does not affect the validity of the contract’s interpretation, liability for breach of contract, application of law and dispute resolution.

10.2 If any clause of this contract is determined to be invalid or unenforceable under the current law, all other clauses of this contract will continue to be valid. In this case, both parties will replace the agreement with a valid agreement, and the valid agreement should be as close as possible to the original agreement and the corresponding spirit and purpose of this contract.

10.3 The understanding and interpretation of this contract should be based on the purpose of the contract, the original meaning of the text, and the common understanding and practice in the industry, and the terms of this contract and related appendices should be understood and interpreted as a whole.

Article 11 Supplementary Provisions

11.1 This contract takes effect from the date when both parties affixed their seals and signed.

11.2 This contract is made in two copies, with each party holding one copy, and each copy has the same legal effect.

(No text below)

(Signature Page to Supercomputer server cooperation agreement)

Party A (seal): FUFU TECHNOLOGY LIMITED

Authorized Representative (Signature)：/s/ LU Ling

Date of Signature: June 15, 2021

Party B (seal)：Burdy Technology Limited

Authorized Representative (Signature)：[***]

Date of Signature: June 15, 2021